Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-256620) and Form S-8 (Nos. 333-35151, 333-90428, 333-118546, 333-127574, 333-137954, 333-148660, 333-162610, 333-167515, 333-176365, 333-176366, 333-190549, 333-198853, 333-206165, 333-214503, 333-219830, 333-233023 and 333-259518) of Heron Therapeutics, Inc. of our report dated February 28, 2022, relating to the consolidated financial statements and the effectiveness of Heron Therapeutics, Inc.’s internal control over financial reporting, which appears in this Form 10-K.

/s/ WithumSmith+Brown, PC

San Francisco, California

February 28, 2022